SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           ---------------------------
                       POST EFFECTIVE AMENDMENT NUMBER ONE
                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                           ---------------------------


                        Delta Capital Technologies, Inc.
                       ----------------------------------
             (Exact name of registrant as specified in its charter)



         Delaware                                               98-0187705
         ---------                                         ------------------
(State or other jurisdiction of            (I.R.S. Employer Identification No.)
incorporation or organization)




     5550 14B Avenue, Suite 205, Delta, British Columbia, Canada V4M 2G6
                    (Address of principal executive offices)

            The 2001 Benefit Plan of Delta Capital Technologies, Inc.
            ---------------------------------------------------------
                            (Full title of the plan)



            Judith Miller, 5550 14B Avenue, Suite 205, Delta, British
               Columbia, Canada V4M 2G6 (Name, address, including
                         zip code, of agent for service)

   Telephone number, including area code, of agent for service: (604) 943-6422
                                     ------


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Item 9.  Undertakings.

         Pursuant to the undertakings set forth in paragraph (a) (3) of Item 9 of the Registration Statement on Form S-8, file number 333-60068 (The "Form S-8"), filed May 2, 2001, Delta Capital Technologies, Inc. (the "Company") hereby removes from registration any and all remaining shares of common stock registered under its Form S-8 which have not been issued or reserved for issuance under The 2001 Benefit Plan of Delta Capital Technologies, Inc. as of the date specified herein below.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the S-8 Registration Statement File Number 333-60068, filed May 2, 2001 to be signed on its behalf by the undersigned, thereunto duly authorized in Vancouver, British Columbia on July 12, 2002.

    Delta Capital Technologies, Inc.

    By: ______________________________
          Darwyn Ross, as President
          And Director


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


Signature                    Title                    Date
/s/ Darwyn Ross              Director                 July 12, 2002
---------------------
Darwyn Ross
 /s/ Martin Tutschek         Director                 July 12, 2002
 ------------------------
Martin Tutschek
 /s/ Judith Miller             Director                 July 12, 2002
-------------------
Judith Miller







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